INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT ("Agreement") is made and entered into as of the ____ day May, 2008 by and among Capital Growth Systems, Inc., a Florida corporation (the "Company") and ____________________, a director and/or officer of the Company (the "Indemnitee").

RECITALS

WHEREAS, the interpretation of statutes, regulations, Articles of Incorporation and Bylaws regarding indemnification of directors and officers may be too uncertain to provide directors and officers with adequate notice of the legal, financial and other risks to which they may be exposed by virtue of their service as such; and

WHEREAS, damages sought against directors and officers in shareholder or similar litigation may be substantial, and the costs of defending such actions, and of judgments in favor of plaintiffs or of settlement therewith, may be prohibitive for individual directors and officers, without regard to the merits of a particular action and without regard to the culpability of, or the receipt of improper personal benefit by, any named director or officer; and

WHEREAS, the long period of time which may elapse before final disposition of such litigation may impose undue hardship and burden on a director or officer or his estate in maintaining a proper and adequate defense of himself or his estate against claims for damages; and

WHEREAS, the Company is organized under the Florida Business Corporation Act (the "FBCA"), and the FBCA empowers corporations to indemnify and advance expenses to a person serving as a director or officer of the corporation and further provides that the indemnification and advancement of expenses set forth in the FBCA are not exclusive of any other rights to which a director may be entitled under a corporation's charter, bylaws, a resolution of stockholders or directors, an agreement or otherwise; and

WHEREAS, the Company desires to retain the services of highly qualified individuals, such as Indemnitee, to serve as directors of the Company; and

WHEREAS, the Board of Directors of the Company (the "Board") has concluded that it is reasonable and prudent for the Company to enter into an agreement to indemnify in a reasonable and adequate manner Indemnitee and to assume for itself maximum liability for expenses and damages in connection with claims lodged against Indemnitee for his decisions and actions as a director and/or officer of the Company.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, the parties agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings set forth below:

Section 1.1 "Board" shall mean the Board of Directors of the Company.

Section 1.2 "Change in Control" shall mean, and shall be deemed to have occurred if on or after the date of this Agreement, (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (such person or entity as is agreed to by a majority of the Pre-Change in Control Directors) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than forty percent (40%) of the voting power represented by the Company's then outstanding Voting Securities, (ii) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner", directly or indirectly, of securities of the Company entitling such beneficial owner to elect a majority of the Company's Board of Directors, (iii) at any time during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election to the Board of Directors or whose nomination for election was approved by two-thirds (2/3) of the directors who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution or the stockholders of the Company approve a sale of all or substantially all of the Company's assets.

Section 1.3 "Corporate Status" shall mean the status of a person who is or was a director or officer of the Company, or a member of any committee of the Board, and the status of a person who, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other incorporated or unincorporated entity or enterprise or employee benefit plan.

Section 1.4 "Disinterested Director" shall mean a director of the Company who neither is nor was a party to the Proceeding in respect of which indemnification is being sought by Indemnitee.

Section 1.5 "Expenses" shall mean, without limitation, all reasonable expenses incurred in connection with any Proceedings, including all attorneys' fees, retainers, court costs, transcript costs, fees of experts, investigation fees and expenses, accounting and witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

Section 1.6 "Good Faith Act or Omission" shall mean an act or omission of Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and other than (i) one that was material to the loss or liability and that was committed in bad faith or that was the result of active or deliberate dishonesty; (ii) one from which Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal Proceeding, one as to which Indemnitee had cause to believe his conduct was unlawful.

Section 1.7 "Liabilities" shall mean all liabilities or obligations of any type whatsoever, including, without limitation, any claims, damages, judgments, fines, excise taxes and penalties (including under the Employee Retirement Income Security Act of 1974, as amended) and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such claims, damages, judgments, fines, penalties or amounts paid in settlement) incurred, paid or suffered in connection with the investigation, defense, prosecution, settlement or appeal of any Proceeding or any claim, issue or matter therein.

Section 1.8 "Pre-Change in Control Directors" shall mean each of Patrick Shutt, George King, Lee Wiskowski, Douglas Stukel, David Beamish, Philip Kenny and such other persons who become directors of the Company prior to a Change in Control and who are approved in writing as Pre-Change in Control Directors by a majority of the above-named individuals from time to time.

Section 1.9 "Proceeding" shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding whether civil, criminal, administrative or investigative, or any appeal therefrom.

Section 1.10 "Voting Securities" shall mean any securities of the Company that are entitled to vote generally in the election of directors.

ARTICLE II

NOTICE OF PROCEEDINGS AND DEFENSE OF CLAIMS

Section 2.1 Notice of Proceedings. Indemnitee agrees to notify the Company promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder, but Indemnitee's failure to so notify the Company shall not relieve the Company from any liability which it may have to Indemnitee under this Agreement.

Section 2.2 Defense of Claims. The Company will be entitled to participate, at its own expense, in any Proceeding of which it has notice. The Company jointly with any other indemnifying party similarly notified of any Proceeding will be entitled to assume the defense of Indemnitee therein, with counsel reasonably satisfactory to Indemnitee, upon delivery of written notice to Indemnitee of its election to do so; provided, however, that the Company shall not be entitled to assume the defense of Indemnitee in any Proceeding if there has been a Change in Control or if Indemnitee has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee with respect to such Proceeding. After notice from the Company to Indemnitee of its election to assume the defense of Indemnitee and the retention by the Company of counsel reasonably satisfactory to Indemnitee, the Company will not be liable to Indemnitee under this Agreement for any Expenses incurred thereafter by Indemnitee in connection with the defense of any Proceeding, other than reasonable costs of investigation or as otherwise provided below. Notwithstanding the foregoing, Indemnitee shall have the right to employ his own counsel in any such Proceeding if (i) the employment of counsel by Indemnitee has been authorized by the Company; (ii) Indemnitee shall have reasonably concluded that counsel employed by the Company may not adequately represent Indemnitee and shall have so informed the Company; or (iii) the Company shall not in fact have employed counsel to assume the defense of Indemnitee in such Proceeding or the counsel employed by the Company shall not, in fact, have assumed such defense or such counsel shall not be acting, in connection therewith, with reasonable diligence; and in each such case the fees and expenses of Indemnitee's counsel shall be an Expense under this Agreement and shall therefore be advanced by the Company in accordance with this Agreement. If Indemnitee employs his own counsel pursuant to the prior sentence, Indemnitee shall use good faith efforts to utilize the same counsel as other similarly situated officers and directors of the Company who have similar interests and defenses in a Proceeding unless Indemnitee shall have reasonably concluded that counsel employed by other officers and directors may not adequately represent Indemnitee.

Section 2.3 Settlement of Claims. The Company shall not settle any Proceeding in any manner which would impose any liability, penalty or limitation on Indemnitee without the written consent of Indemnitee; provided, however, that Indemnitee will not unreasonably withhold or delay consent to any proposed settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected by Indemnitee without the Company's written consent, which consent shall not be unreasonably withheld or delayed.

ARTICLE III

PERIOD OF LIMITATIONS

No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of the later of (a) two years from the date of accrual of such cause of action, and (b) one year from the date that the Company knew, or could have discovered with the exercise of reasonable diligence, of the circumstances giving rise to such cause of action. Any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

ARTICLE IV

INDEMNIFICATION

Section 4.1 General. In addition to the Company's specific obligations set forth below, the Company hereby agrees to indemnify Indemnitee to the fullest extent required or permitted by the Company's Articles of Incorporation or Bylaws and by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit. For all matters for which Indemnitee is entitled to indemnification under this Article IV, Indemnitee shall be entitled to advancement of Expenses in accordance with Article V hereof. The Company's obligation to indemnify and advance Expenses pursuant to this Agreement shall apply to all Proceedings, regardless of whether the underlying events, acts or omissions occurred before or after the date hereof.

Section 4.2 Proceeding Other Than a Proceeding by or in the Right of the Company. If Indemnitee was, is, or becomes a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, any Proceeding (other than a Proceeding by or in the right of the Company) by reason of, or in connection with, his Corporate Status, or by reason of alleged action or inaction by him in any such capacity, the Company shall, subject to the limitations set forth in Section 4.6 below, hold harmless and indemnify Indemnitee against any and all Expenses and Liabilities actually and reasonably incurred by or for Indemnitee in connection with the Proceeding unless it is established pursuant to this Agreement that act(s) or omission(s) of Indemnitee giving rise thereto were not Good Faith Act(s) or Omission(s).

Section 4.3 Proceedings by or in the Right of the Company. If Indemnitee was, is or becomes a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, any Proceeding by or in the right of the Company, by reason of, or in connection with, his Corporate Status, or by reason of alleged action or inaction by him in such capacity, then the Company shall, subject to the limitations set forth in Section 4.6 below, hold harmless and indemnify Indemnitee against any and all Liabilities and Expenses actually incurred by or for him in connection with the Proceeding, unless it is established pursuant to this Agreement that the act(s) or omission(s) of Indemnitee giving rise to the Proceeding were not Good Faith Act(s) or Omission(s); except that no indemnification under this Section 4.3 shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company, unless a court of appropriate jurisdiction (including, but not limited to, the court in which such Proceeding was brought) shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, regardless of whether Indemnitee's act(s) or omission(s) were found to be a Good Faith Act(s) or Omission(s), Indemnitee is fairly and reasonably entitled to indemnification for such Expenses which such court shall deem proper.

Section 4.4 Indemnification of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified by the Company to the maximum extent permitted by applicable law, against all Expenses and Liabilities actually incurred by or for him in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall hold harmless and indemnify Indemnitee to the maximum extent permitted by applicable law, against all Expenses and Liabilities actually and reasonably incurred by or for him in connection with each successfully resolved claim, issue or matter in such Proceeding. Resolution of a claim, issue or matter by dismissal, with or without prejudice, except as provided in Section 4.6 hereof, shall be deemed a successful result as to such claim, issue or matter, so long as there has been no finding (either adjudicated or pursuant to Article VI hereof) that the act(s) or omission(s) of Indemnitee giving rise thereto were not a Good Faith Act(s) or Omission(s).

Section 4.5 Indemnification for Expenses as Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee, by reason of Indemnitee's Corporate Status, has prepared to serve or has served as a witness in any Proceeding, or has participated in discovery proceedings or other trial preparation, Indemnitee shall be held harmless and indemnified against all Expenses actually and reasonably incurred by or for him in connection therewith.

Section 4.6 Specific Limitations on Indemnification. In addition to the other limitations set forth in this Article IV, and notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated under this Agreement to make any payment to Indemnitee for indemnification or Expenses with respect to any Proceeding:

(a) To the extent that payment is actually made to Indemnitee under any insurance policy or is made on behalf of Indemnitee by or on behalf of the Company otherwise than pursuant to this Agreement.

(b) To the extent it is determined pursuant to this Agreement that a claim of Indemnitee for such indemnification arose from: (i) a breach by Indemnitee of Indemnitee's duty of loyalty to the Company or its shareholders; (ii) acts or omissions of Indemnitee that are not Good Faith Acts or Omissions or which are the result of active and deliberate dishonesty; (iii) acts or omissions of Indemnitee which Indemnitee had reasonable cause to believe were unlawful; or (iv) a transaction in which Indemnitee or one of his "affiliates" (as that term is construed under Rule 405 promulgated under the Securities Act of 1933, as amended) actually received an improper personal benefit in money, property or service.

(c) If there has been no Change in Control, for Liabilities in connection with Proceedings settled by Indemnitee without the consent of the Company which consent, however, shall not be unreasonably withheld.

(d) If the Proceeding was initiated by Indemnitee (other than Proceedings initiated by Indemnitee in defense and Proceedings to enforce Indemnitee's rights under this Agreement or the Company's Articles of Incorporation or Bylaws as contemplated by Section 6.7).

ARTICLE V

ADVANCEMENT OF EXPENSES

The Company shall advance to Indemnitee all Expenses which are incurred by or for Indemnitee in connection with any Proceeding (whether or not Indemnitee is a party in such Proceeding) for which Indemnitee is entitled to indemnification pursuant to Article IV hereof, in advance of the final disposition of such Proceeding, provided that (i) Indemnitee provides the Company with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company pursuant to Article IV hereof, and (ii) Indemnitee provides the Company with a written agreement (the "Undertaking") to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon (computed at the Company's cost of borrowing funds over the period of advance from the Company's principal lender from time to time), if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company for such amount. The Company shall advance such expenses within five (5) business days after the receipt by the Company of the Undertaking. Indemnitee hereby agrees to repay any Expenses advanced hereunder if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and the undertaking to repay pursuant to this Article V shall be unsecured.

ARTICLE VI

PROCEDURE FOR PAYMENT OF LIABILITIES;
DETERMINATION OF RIGHT TO INDEMNIFICATION

Section 6.1 Procedure for Payment. To obtain indemnification for Liabilities under this Agreement, Indemnitee shall submit to the Company a written request for payment, including with such request such documentation as is reasonably available to Indemnitee and reasonably necessary to determine whether, and to what extent, Indemnitee is entitled to indemnification and payment hereunder. The Secretary of the Company, or such other person as shall be designated by the Board of Directors, promptly upon receipt of a request for indemnification shall advise the Board of Directors, in writing, of such request. Any indemnification payment due hereunder shall be paid by the Company within ten (10) business days of Indemnitee submitting such a request for payment, unless in such ten (10) business day period the Company notifies Indemnitee that the Board of Directors has determined that Indemnitee is not entitled to indemnification under this Agreement, in which case such indemnification payment shall be paid by the Company no later than five (5) business days following any determination, pursuant to this Article VI that such indemnification payment is proper hereunder.

Section 6.2 No Determination Necessary when Indemnitee was Successful. To the extent Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Sections 4.2 or 4.3 above or in the defense of any claim, issue or matter described therein, the Company shall indemnify Indemnitee against Liabilities and Expenses actually and reasonably incurred by or for him in connection with the investigation, defense or appeal of such Proceeding.

Section 6.3 Determination of Good Faith Act or Omission. In the event that Section 6.2 is inapplicable, the Company also shall hold harmless and indemnify Indemnitee unless the Company shall prove by clear and convincing evidence to a forum listed in Section 6.4 below that the act(s) or omission(s) of Indemnitee giving rise to the Proceeding were not Good Faith Act(s) or Omission(s).

Section 6.4 Forum for Determination. Indemnitee shall be entitled to select from among the following the forums, in which the validity of the Company's claim under Section 6.3 that Indemnitee is not entitled to indemnification will be heard:

(a) A quorum of the Board consisting of Disinterested Directors; or

(b) A majority of the Pre-Change in Control Directors.

As soon as practicable, and in no event later than thirty (30) days after written notice of Indemnitee's choice of forum pursuant to this Section 6.4, the Company shall, at its own expense, submit to the selected forum in such manner as Indemnitee or Indemnitee's counsel may reasonably request, its claim that Indemnitee is not entitled to indemnification, and the Company shall act in the utmost good faith to assure Indemnitee a complete opportunity to defend against such claim. The fees and expenses of the selected forum in connection with making the determination contemplated hereunder shall be paid by the Company. If the Company shall fail to submit the matter to the selected forum within thirty (30) days after Indemnitee's written notice or if the forum so empowered to make the determination shall have failed to make the requested determination within thirty (30) days after the matter has been submitted to it by the Company, the requisite determination that Indemnitee has the right to indemnification shall be deemed to have been made.

Section 6.5 Right to Appeal. Notwithstanding a determination by any forum listed in Section 6.4 above that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, Indemnitee shall have the right to apply to the court in which that Proceeding is or was pending, or to any other court of competent jurisdiction, for the purpose of enforcing Indemnitee's right to indemnification pursuant to this Agreement. Such enforcement action shall consider Indemnitee's entitlement to indemnification de novo, and Indemnitee shall not be prejudiced by reason of a prior determination that Indemnitee is not entitled to indemnification. The Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. The Company further agrees to stipulate in any such judicial proceeding that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.

Section 6.6 Right to Seek Judicial Determination. Notwithstanding any other provision of this Agreement to the contrary, at any time after sixty (60) days after a request for indemnification has been made to the Company (or upon earlier receipt of written notice that a request for indemnification has been rejected) and within one (1) year after the making of such indemnification request, Indemnitee may petition a court of competent jurisdiction, whether or not the court has jurisdiction over, or is the forum in which is pending, the Proceeding, to determine whether Indemnitee is entitled to indemnification hereunder, and such court thereupon shall have the exclusive authority to make such determination, unless and until such court dismisses or otherwise terminates Indemnitee's action without having made such determination. The court, as petitioned, shall make an independent determination of whether Indemnitee is entitled to indemnification hereunder, without regard to any prior determination in any other forum as provided hereby.

Section 6.7 Expenses under this Agreement. Notwithstanding any other provision in this Agreement to the contrary, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any hearing or proceeding under this Article VI involving Indemnitee if Indemnitee is successful in such claim and against all Expenses incurred by Indemnitee in connection with any other action between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement, if it is determined that Indemnitee was entitled to indemnification in whole or in part thereunder.

ARTICLE VII

PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS

Section 7.1 Burden of Proof. In making a determination with respect to entitlement to indemnification hereunder, the person, persons, entity or entities making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof to overcome that presumption.

Section 7.2 Effect of Other Proceedings. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order or settlement shall not create a presumption that the act(s) or omission(s) giving rise to the Proceeding were not Good Faith Act(s) or Omission(s). The termination of any Proceeding by conviction shall create a rebuttable presumption that the act(s) or omission(s) of Indemnitee giving rise to the Proceeding were not Good Faith Act(s) or Omission(s).

Section 7.3 Reliance as Safe Harbor. For purposes of any determination of whether any act or omission of Indemnitee was a Good Faith Act or Omission, each act of Indemnitee shall be deemed to be a Good Faith Act or Omission if Indemnitee's action is based on the records or books of accounts of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company. The provisions of this Section 7.3 shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement or under applicable law.

Section 7.4 Actions of Others. The knowledge and/or actions, or failure to act, of any other director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

ARTICLE VIII

INSURANCE

In the event that the Company maintains officers' and directors' or similar liability insurance to protect itself and any director or officer of the Company against any expense, liability or loss, such insurance shall cover Indemnitee to at least the same degree as each other similarly situated director and/or officer of the Company.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Non-Exclusivity. The rights of Indemnitee hereunder shall be in addition to any other rights to which Indemnitee may at any time be entitled under any provision of law or the Articles of Incorporation or the Bylaws of the Company, as the same may be in effect from time to time, or any agreement, a vote of shareholders of the Company or a resolution of directors of the Company or otherwise, and to the extent that during the term of this Agreement the rights of the then-existing directors and officers of the Company are more favorable to such directors or officers than the rights currently provided to Indemnitee under this Agreement, Indemnitee shall be entitled to the full benefits of such more favorable rights. No amendment, alteration, rescission or replacement of this Agreement or any provision hereof which would in any way limit the benefits and protections afforded to an Indemnitee hereby shall be effective as to such Indemnitee with respect to any action or inaction by such Indemnitee in Indemnitee's Corporate Status prior to such amendment, alteration, rescission or replacement.

Section 9.2 Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

Section 9.3 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered by hand, by courier or by telegram and receipted for by the party to whom said notice or other communication shall have been directed at the time indicated on such receipt; (ii) if by facsimile at the time shown on the confirmation of such facsimile transmission; or (iii) if by U.S. certified or registered mail, with postage prepaid, on the third business day after the date on which it is so mailed:

If to Indemnitee:	As shown with Indemnitee's signature below.

If to the Company, to:	Capital Growth Systems, Inc. 500 W. Madison, Suite 2060 Chicago, Illinois 60661 Attention: Chief Financial Officer Facsimile: 312-673-2422-

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

Section 9.4 Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Illinois, without application of the conflict of laws principles thereof. Any action to enforce the terms hereof shall be litigated in the state or federal courts situated in Cook County, Illinois, by bench trial, to which jurisdiction and venue all parties consent, and where all parties waive their right to trial by jury.

Section 9.5 Binding Effect. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its respective assets or business, by written agreement in form and substance reasonably satisfactory to Indemnitee, to assume and agree to be bound by and to perform this Agreement in the same manner and to the same extent as the Company would be required to perform absent such succession or assignment. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an executive officer, director, employee, agent or other representative of the Company. Notwithstanding anything to the contrary contained herein, this Agreement may be terminated or amended by the Company with the written consent of not less than seventy-five percent (75%) of the Pre-Change in Control Directors serving as directors of the Company from time to time.

Section 9.6 Waiver. No termination, cancellation, modification, amendment, deletion, addition or other change in this Agreement, or any provision hereof, or waiver of any right or remedy herein, shall be effective for any purpose unless specifically set forth in a writing signed by the party or parties to be bound thereby. The waiver of any right or remedy with respect to any occurrence on one occasion shall not be deemed a waiver of such right or remedy with respect to such occurrence on any other occasion.

Section 9.7 Entire Agreement. This Agreement, constitutes the entire agreement and understanding among the parties hereto in reference to the subject matter hereof; provided, however, that the parties acknowledge and agree that the Articles of Incorporation of the Company contain provisions on the subject matter hereof and that this Agreement is not intended to, and does not, limit the rights or obligations of the parties hereto pursuant to such Articles of Incorporation.

Section 9.8 Titles. The titles to the articles and sections of this Agreement are inserted for convenience of reference only and should not be deemed a part hereof or affect the construction or interpretation of any provisions hereof.

Section 9.9 Severability. Every provision of this Agreement is severable. In the event that the invalidity or any term or provision (including any provision within a single section, paragraph or section) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining terms and provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or otherwise enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one agreement binding on all the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:	INDEMNITEE:

Capital Growth Systems, Inc., a Florida corporation
[Signature]

By:
Its:	[Print Name]

Address: